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                                                                Exhibit (d)(2)

                  MUNICIPAL AUCTION RATE CUMULATIVE PREFERRED
                   SHARE(S) OF BENEFICIAL INTEREST, SERIES TH

                                  NO PAR VALUE
                    $25,000 Liquidation Preference per Share

Number
     1


THIS CERTIFICATE IS TRANSFERABLE                               CUSIP 195836 20 0
IN BOSTON OR IN NEW YORK CITY                               SEE REVERSE SIDE FOR
                                                             CERTAIN DEFINITIONS

                    COLONIAL NEW YORK INSURED MUNICIPAL FUND
                               SHARE CERTIFICATE


         This certifies that Cede & Co. is the owner of *Five Hundred Sixty-Four* (564) fully paid and non-assessable Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, No Par Value, $25,000 Liquidation Preference Per Share, of Colonial New York Insured Municipal Fund, the said shares being issued, received and held under and subject to the terms and provisions of the Agreement and Declaration of Trust dated as of August 10, 1999, establishing Colonial New York Insured Municipal Fund, and all amendments thereto, copies of which are on file with the Secretary of The Commonwealth of Massachusetts, and to the terms and provisions of the Amended and Restated By-Laws of Colonial New York Insured Municipal Fund, copies of which are on file with the Secretary of the Fund. The said owner by accepting this certificate agrees to and is bound by all of the said terms and provisions. The shares represented hereby are transferable in writing by the owner thereof in person or by attorney upon surrender of this certificate to the Trustees properly endorsed for transfer. This certificate is executed on behalf of the Trustees of the Fund as Trustees and not individually and the obligations hereof are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding only upon the assets and property of the Fund. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the seal of the Fund and the signatures of its duly authorized officers.

Dated:
Countersigned and Registered:
    Bankers Trust Company
    (New York, New York)
    Transfer Agent and Registrar

BY:


-----------------------          ------------------          ------------------
Authorized Signature                  Treasurer                    President



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     Unless this certificate is presented by an authorized representative of The
Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

EXPLANATION OF ABBREVIATIONS

         The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below, may be used.

Abbreviation               Equivalent
------------               ----------
JT TEN                     As joint tenants, with rights of survivorship
                           and not as tenants in common


Abbreviation               Equivalent
------------               ----------
ADM                        Administrator(s)
                           Administratrix
AGMT                       Agreement
CUST                       Custodian for
EST                        Estate, Of estate of
EX                         Executor(s), Executrix
FBO                        For the benefit of


Abbreviation              Equivalent
------------              ----------
TEN IN COM                As tenants in common
TEN BY ENT                As tenants by the entireties
UNIF TRANSFERS MIN ACT    Uniform Transfers to Minors Act

Abbreviation              Equivalent
------------              ----------
FDN                       Foundation
PL                        Public Law
TR                        (As) trustee(s) for, of
UA                        Under Agreement
UW                        Under will of, Of will of,
                          Under last will & testament


     Additional abbreviations may also be used though not in the above list.

                                  TRANSFER FORM

For value received,                      hereby sell, assign and transfer unto:
                   --------------------
                         (I/We)

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

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Please Print or Typewrite Name and Address (including postal Zip Code of
Assignee)

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                                 shares represented by this Certificate, and do
--------------------------------
hereby irrevocably constitute and appoint
                                          -------------------------------------
Attorney, to transfer such beneficial interest on the books of the Fund named therein with full power of substitution in the premises.

Dated
       ------------------, ------

                               Signature(s)
                                           ------------------------------------
                                           (The signature of this assignment
                                           must correspond exactly with the name
                                           as written upon the face of this
                                           Certificate in every particular,
Signature Guaranteed By                    without alteration or enlargement or
                                           any change whatsoever. If more than
                                           one owner, all must sign.)


--------------------------------------
(Signature must be guaranteed by a
commercial bank or trust company or
member firm of any national
stock exchange.)

                                IMPORTANT NOTICE

         When you sign your name to the Transfer Form without filling in the name of your "Assignee" this certificate becomes fully negotiable, similar to a check endorsed in blank. Therefore, to safeguard a signed certificate, it is recommended that you fill in the name of the new owner in the "Assignee" space.

         Alternatively, instead of using this Transfer Form, you may sign a separate "stock power" form and then mail the unsigned certificate and the signed "stock power" in separate envelopes. For added protection, use registered mail for a certificate.



This certificate is issued subject to the provisions restricting transfers of the Municipal Auction Rate Cumulative Preferred Shares of Beneficial Interest, Series TH, contained in the Amended and Restated By-Laws of Colonial New York Insured Municipal Fund.